                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             HUGHES SUPPLY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[HUGHES SUPPLY, INC. LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 15, 2001

                            ------------------------

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Hughes Supply, Inc., a Florida corporation (the "Company"), will be held in the principal executive offices of the Company at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801, on Tuesday, May 15, 2001, at 10:00 a.m., local time, for the following purposes:

          (1) To elect two Directors to serve for a three-year term expiring at the 2004 Annual Meeting of Shareholders; and

          (2) To consider and take action upon any other matters that may properly come before the 2001 Annual Meeting of Shareholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 28, 2001 as the record date for the determination of the holders of shares of Common Stock entitled to notice of and to vote at the 2001 Annual Meeting of Shareholders.

                                          By Order of the
                                          Board of Directors

                                          /s/Benjamin Butterfield

                                          BENJAMIN P. BUTTERFIELD
                                          General Counsel and Secretary

Orlando, Florida
April 12, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                              HUGHES SUPPLY, INC.
                             20 NORTH ORANGE AVENUE
                                   SUITE 200
                             ORLANDO, FLORIDA 32801
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The enclosed proxy is solicited by the Board of Directors of Hughes Supply, Inc., a Florida corporation (the "Company"), in connection with the 2001 Annual Meeting of Shareholders to be held in the principal executive offices of the Company at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801 on May 15, 2001, at 10:00 a.m., local time, or any adjournment thereof (the "Annual Meeting"). The Company's Annual Report to Shareholders for the fiscal year ended January 26, 2001 accompanies this Proxy Statement. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and the enclosed proxy card were first sent or given to shareholders of the Company on or about April 12, 2001.

     Holders of record of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), as of the close of business on March 28, 2001 will be entitled to vote at the Annual Meeting, and each holder of record of Common Stock on such date will be entitled to one vote for each share held. As of March 28, 2001, there were 23,632,125 shares of Common Stock outstanding.

     Shares of Common Stock cannot be voted at the Annual Meeting unless the beneficial owner is present or represented by proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of revocation to the Company, c/o Benjamin P. Butterfield, General Counsel and Secretary, at the address shown above, or by executing and delivering prior to the Annual Meeting a proxy bearing a later date. Any shareholder who attends the Annual Meeting may revoke the proxy by voting his or her shares of Common Stock in person.

     All properly executed proxies, unless previously revoked, will be voted at the Annual Meeting in accordance with the directions given. With respect to the election of two Directors to serve until the 2004 Annual Meeting of Shareholders (the "Election Proposal"), shareholders of the Company voting by proxy may vote in favor of the nominees or may withhold their vote for the nominees. If no specific instructions are given, shares of Common Stock represented by a properly executed proxy will be voted FOR the Election Proposal and in the discretion of the persons named therein as proxies on all other matters that may be brought before the Annual Meeting.

     The Amended and Restated By-Laws of the Company (the "By-Laws") provide that a majority of the outstanding shares of Common Stock entitled to vote on a given matter must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. When a quorum is present at the Annual Meeting, the By-Laws provide that the affirmative vote of a majority of the Common Stock represented and entitled to vote at the Annual Meeting will decide the corporate action taken unless a different vote is required by Florida law, the Company's Restated Articles of Incorporation, as amended (the "Restated Articles"), or the By-Laws. Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting.

     The nominees for election as Directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the voting to elect the Directors. A broker non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 28, 2001 certain information with respect to the Common Stock, the only class of voting securities outstanding, owned beneficially by each Director of the Company or Director nominee, each current or former executive officer of the Company named in the Summary Compensation Table, all Directors, Director nominees and current executive officers of the Company as a group and any beneficial owners of more than 5% of the outstanding Common Stock. Stock ownership information has been furnished to the Company by such beneficial owners or is based upon information contained in filings made by such beneficial owners with the Securities and Exchange Commission (the "Commission").

                                                      AMOUNT AND NATURE OF      APPROXIMATE PERCENT
DIRECTORS AND NAMED EXECUTIVES                       BENEFICIAL OWNERSHIP(1)        OF CLASS(2)
------------------------------                       -----------------------    -------------------
David H. Hughes....................................    575,421  (3)(4)(5)(6)           2.37%
Vincent S. Hughes..................................    416,208  (4)(5)(6)(7)           1.71%
John D. Baker II...................................     36,088  (8)                  *
Robert N. Blackford................................     49,864  (8)                  *
H. Corbin Day......................................     18,838  (8)(9)               *
William P. Kennedy.................................     36,000  (8)(10)              *
Michael L. Stanwood................................     43,900  (11)                 *
Clyde E. Hughes III................................     82,737  (12)                 *
Gradie E. Winstead, Jr. ...........................     76,548  (13)                 *
A. Stewart Hall, Jr. ..............................    176,218  (14)                 *
All Directors and Executive Officers as a Group (17
  persons).........................................  1,487,675  (15)                   6.14%(16)
5% SHAREHOLDERS
National Rural Electric Cooperative Association
  (17).............................................  1,313,175                         5.42%
  4301 Wilson Blvd
  Arlington, VA 22203
Dimensional Fund Advisors Inc.(18).................  1,429,150                         5.90%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

---------------
  *  Less than 1%.

 (1) Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned. Messrs. David H. Hughes, A. Stewart Hall, Jr., Vincent S. Hughes, Michael L. Stanwood, Clyde E. Hughes III and Gradie E. Winstead, Jr., are also beneficiaries under the Company's Cash or Deferred Profit Sharing Plan (the "Profit Sharing Plan") which holds 12,351 shares of Common Stock as unallocated assets of the Profit Sharing Plan, and such persons disclaim beneficial ownership of any of the shares held by the Profit Sharing Plan and none of such shares are included in the table above as owned by such persons.

 (2) Calculated on the basis of 23,632,125 shares of Common Stock outstanding as of March 28, 2001 and, with respect to each of the persons noted in the table above, (i) the shares subject to options exercisable within 60 days granted to such person and (ii) the shares subject to restricted stock grants under the Hughes Supply, Inc. 1997 Executive Stock Plan (the "1997 Executive Stock Plan"), pursuant to which such person has the power to vote or direct the voting of the shares. Figures shown only for those persons whose beneficial ownership of shares exceeds 1% of the Common Stock outstanding or deemed to be outstanding for this calculation.

 (3) Includes 99,150 shares of Common Stock subject to options held by Mr. Hughes under the Hughes Supply, Inc. 1988 Stock Option Plan (the "1988 Stock Option Plan") or the 1997 Executive Stock Plan which are exercisable within 60 days, 16,296 shares represented by restricted stock grants under the 1997 Executive Stock Plan and 2,877 shares of Common Stock owned of record by Mr. Hughes' spouse. Mr. Hughes is considered to have sole voting power with respect to 384,580 shares, sole investment power with respect to 368,284 shares, and shared voting and investment power with respect to 190,841 shares.

 (4) Each of the indicated Directors is an executive officer and director of, and owns a one-third equity interest in Hughes, Inc., a corporation to which the Company makes payments for the lease of certain properties. See "Certain Transactions with Management."

 (5) Includes 60,967 shares of Common Stock held by Hughes, Inc., the corporation described in footnote (4) above. David H. Hughes and Vincent S. Hughes are considered to share voting and investment power with respect to such shares and all such shares are reported in the table above as beneficially owned by each of David H. Hughes and Vincent S. Hughes. David
     H. Hughes and Vincent S. Hughes are brothers.

 (6) Includes 126,997 shares of Common Stock held by three trusts of which David
     H. Hughes and Vincent S. Hughes are co-trustees. All of the shares held by these trusts are included in the table above as beneficially owned by each of David H. Hughes and Vincent S. Hughes.

 (7) Includes 27,900 shares of Common Stock represented by options under the 1988 Stock Option Plan or the 1997 Executive Stock Plan which are exercisable within 60 days, 8,148 shares represented by restricted stock grants under the 1997 Executive Stock Plan and 29,821 shares of Common Stock owned of record by Mr. Hughes' spouse. Mr. Hughes is considered to have sole voting power with respect to 198,423 shares, sole investment power with respect to 190,275 shares, and shared voting and investment power with respect to 217,785 shares.

 (8) Includes the number of shares of Common Stock subject to options granted under the Directors' Stock Option Plan (the "Directors' Plan") for nonemployee Directors as follows: John D. Baker II, 30,088; Robert N. Blackford, 30,088; H. Corbin Day, 18,838; and William P. Kennedy, 10,000.

 (9) 525,117 shares of Common Stock are owned of record by Jemison Investment Co., Inc., a Delaware corporation ("Jemison"). Mr. Day is the Chairman of the Board of Directors of Jemison, and he and members of his immediate family own an equity interest in Jemison. Mr. Day disclaims beneficial ownership of these shares.

(10) Includes 10,000 shares held through Vital Support Charitable Foundation, for which Mr. Kennedy acts as Chairman, 500 shares held through the Ashley
     E. Kennedy Trust and 500 shares held through the Courtney B. Kennedy Trust. Mr. Kennedy acts as Trustee for both of the aforementioned trusts. Mr. Kennedy is considered to have sole investment and voting power with respect to 26,000 shares and shared voting and investment power with respect to 10,000 shares.

(11) Includes 33,900 shares of Common Stock represented by options under the 1988 Stock Option Plan or the 1997 Executive Stock Plan which are exercisable within 60 days. Mr. Stanwood is considered to have sole voting power with respect to all of these shares and sole investment power with respect to 33,900 shares.

(12) Includes 46,400 shares of Common Stock represented by options under the 1988 Stock Option Plan or the 1997 Executive Stock Plan which are exercisable within 60 days and 13,148 shares represented by restricted stock grants under the 1997 Executive Stock Plan. Mr. Hughes is considered to have sole voting power with respect to 75,638 shares, sole investment power with respect to 62,490 shares, and shared voting and investment power with respect to 7,099 shares.

(13) Includes 53,248 shares of Common Stock represented by options under the 1988 Stock Option Plan or the 1997 Executive Stock Plan which are exercisable within 60 days and 13,148 shares represented by restricted stock grants under the 1997 Executive Stock Plan. Mr. Winstead is considered to have sole voting power with respect to 66,396 shares, sole investment power with respect to 53,248 shares, and shared voting and investment power with respect to 10,152 shares.

(14) Mr. Hall resigned as President and Chief Operating Officer and as a Director of the Company, effective March 28, 2001. Includes 111,774 shares of Common Stock represented by options under the 1988 Stock Option Plan or the 1997 Executive Stock Plan which are exercisable within 60 days. Mr. Hall is considered to have sole voting and investment power with respect to all of these shares.

(15) Includes an aggregate of 495,025 shares of Common Stock subject to options under the 1988 Stock Option Plan or the 1997 Executive Stock Plan and exercisable within 60 days and 160,225 shares of Common Stock subject to restricted stock grants under the 1997 Executive Stock Plan held by executive officers of the Company as a group, as well as 89,014 shares of Common Stock subject to unexercised stock options under the Directors' Plan held by nonemployee Directors of the Company as a group. Directors and executive officers hold sole voting power with respect to 1,307,708 shares, sole investment power with respect to 1,121,187 shares and shared investment power with respect to 155,397 shares.

(16) Calculated on the basis of 24,216,164 shares of Common Stock, including 23,632,125 shares outstanding and 584,039 shares subject to options. The shares subject to stock options have been deemed outstanding for the purpose of computing such percentage.

(17) This information is based upon a Schedule 13G filed with the Commission dated February 14, 2001.

(18) This information is based upon a Schedule 13G filed with the Commission dated February 2, 2001.

                 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of such Common Stock. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are required by Commission rules to furnish the Company with copies of all such reports. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations from the Company's Directors and executive officers that no other reports were required, the Company believes that only the following Section 16(a) filing requirements applicable to the Company's Directors and executive officers were not timely complied with during the fiscal year ended January 26, 2001: Mr. Kenneth H. Stephens failed to timely file a Form 4 reporting an exercise of an option and payment of the exercise price through the surrender of existing shares on November 28, 2000 until a Form 4 was filed on December 18, 2000; Mr. William P. Kennedy failed to report his initial indirect ownership of shares of Common Stock through a partnership on his Form 3 in March 1999 and that partnership's sale of shares in September 2000 until a Form 4 was filed in November 2000; and Mr. James C. Plyler, Jr. failed to report his indirect acquisition of shares through a family partnership in December 1998 and December 1999 until a Form 4 was filed in March 2000.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     Executive officers are normally elected annually by the Board of Directors following each annual meeting of shareholders to serve for a one-year term and until their successors are elected and qualified. The compensation of the Company's executive officers is established by the Board of Directors after receiving the recommendation of the Compensation Committee of the Board of Directors (the "Compensation Committee"). The following sets forth the name of each executive officer of the Company and the principal positions and offices he holds with the Company. Unless otherwise indicated, each of these officers has been employed by the Company or a subsidiary of the Company for more than five years and has served as an executive officer of the Company for at least five years.

NAME                                     AGE                          POSITION
----                                     ---                          --------
David H. Hughes........................  57     Chairman of the Board and Chief Executive Officer
                                                since November 1986.
Thomas Morgan..........................  47     President and Chief Operating Officer since March
                                                2001. Previously Mr. Morgan was CEO of enfoTrust
                                                Networks from February 2000 to March 2001, CEO of
                                                Value America from March 1999 to November 1999, CEO
                                                of U.S. Office Products from November 1997 to
                                                February 1999, President and Chief Operating Officer
                                                of U.S. Office Products from June 1997 to November
                                                1997, and President of the North American Office
                                                Products Group of U.S. Office Products from February
                                                1997 to June 1997. Prior to joining U.S. Office
                                                Products, Mr. Morgan spent more than twenty years
                                                with Genuine Parts Company, most recently as
                                                Executive Vice President of S.P. Richards Company.
Vincent S. Hughes......................  60     Vice President since April 1972.
Jasper L. Holland, Jr..................  59     Vice President since June 1994. Group President
                                                since February 2000.
Clyde E. Hughes III....................  53     Vice President since June 1994. Group President
                                                since February 2000.
Michael L. Stanwood....................  48     Group President since February 2000. Previously Mr.
                                                Stanwood served as President of a subsidiary
                                                operation since May 1996 and as President of
                                                Southwest Stainless, Inc. from 1971 until May 1996.
Robert A. Machaby......................  50     Group President since February 2000. Previously Mr.
                                                Machaby served as District Manager from April 1996
                                                to February 2000 and as Sales Manager from August
                                                1994 to April 1996.
James C. Plyler, Jr....................  57     Vice President since February 1996. Previously Mr.
                                                Plyler served as President of a subsidiary
                                                operation.
Sidney J. Strickland, Jr...............  50     Vice President of Administration since August 1994.
Gradie E. Winstead, Jr. ...............  51     Vice President since June 1994. Group President
                                                since February 2000.
John R. Clark..........................  54     Vice President -- Corporate Credit Manager since
                                                November 1999. Previously Mr. Clark served as
                                                Corporate Credit Manager for the Company from May
                                                1985 to November 1999.

NAME                                     AGE                          POSITION
----                                     ---                          --------
Thomas M. Ward II......................  43     Vice President -- Chief of Information Technology
                                                since November 1999. Mr. Ward was Chief of
                                                Information Technology from September 1998 to
                                                November 1999. Previously Mr. Ward served as
                                                Director of Information Technology for JLK Direct
                                                Distribution, Inc. from March 1998 to September 1998
                                                and Director of Information Systems for Ferguson
                                                Enterprises, Inc. from 1990 to March 1998.
J. Stephen Zepf........................  51     Treasurer and Chief Financial Officer since April
                                                1984.
Benjamin P. Butterfield................  41     General Counsel since March 1996. Secretary since
                                                May 1997. Assistant Secretary from March 1996 to May
                                                1997. Previously, Mr. Butterfield was a shareholder
                                                of the law firm of Maguire, Voorhis & Wells, P.A.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any previous filings made by the Company under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any of such filings.

  Introduction

     The compensation of the Company's executive officers is established annually by the Board of Directors acting upon the recommendation of the Compensation Committee. The members of the Compensation Committee are nonemployee Directors appointed by the Board of Directors immediately following each annual meeting of shareholders. During the last fiscal year, the executive management group consisted of all the executive officers of the Company including A. Stewart Hall, Jr., the Company's President and Chief Operating Officer who resigned on March 28, 2001, but did not include Kenneth H. Stephens and James C. Plyler, Jr. Executive management compensation determinations for the last fiscal year were made by the Compensation Committee on January 25, 2000.

  Compensation Policy and Committee Recommendation

     The goal of the Company's executive compensation policy is to attract, retain and motivate qualified executive management under a competitive compensation program which regards individual performance and increases shareholder value. To achieve this goal, the Compensation Committee evaluated the respective positions, the competitive market for the required management skills, individual performance and potential, and the potential for motivating Company and individual performance. Before finalizing its recommendation, the Compensation Committee also considered the recommendation of the Company's Chief Executive Officer with respect to the compensation of each of the other executive officers.

  Compensation Program

     The main components of the Company's executive management compensation program are base salaries, annual and long-term performance based incentive bonus plans, stock plans and retirement plans. Each of these components is discussed in the remainder of this report.

     Information with respect to the compensation paid to the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company for the last fiscal year and for each of the two previous fiscal years, descriptions of certain of the compensation plans referred to in this report, and a Shareholder Return Performance Graph illustrating cumulative share return with respect to the Common Stock are set forth elsewhere herein following this report.

  Base Salaries

     Base salaries are intended to establish a level of compensation which, together with the other components of the compensation program, will help the Company attract and retain the talent needed to meet the challenges of the competitive industry in which it operates while maintaining an acceptable level of fixed labor costs. The Compensation Committee's recommendation with respect to base salaries was based upon the Compensation Committee's evaluation of the responsibility and scope of each position, the level of pay for comparable positions in the industry and, with respect to each of the executive officers, his performance over an extended period of time, and the value and potential to him of other elements of the Company's compensation program.

  Annual Incentive Plans

     The Company's annual incentive plans are intended to motivate and reward short-term performance by providing cash bonus payments based upon required performance goals defined, depending upon the particular plan, as income before taxes measured against the Company's profit, return on investment, return on investment and return on sales, or sales, general and administrative expenses as a percentage of sales. Upon achievement of the required performance goal, the bonus paid to a participant is determined, depending upon the particular plan, as a percentage of the base salary of the participant or as the sum of a percentage of the funds available for the payment of such bonus and a percentage of the participant's base salary up to a designated maximum percentage of the participant's base salary. The designation of the annual incentive plan participants, the definition of the required performance goals, and the determination of bonuses to be paid upon the achievement of the required performance goals are established annually by the Compensation Committee.

     With respect to each specific annual incentive plan, the Compensation Committee adopted ambitious performance goals which are sufficiently achievable to provide a meaningful incentive for superior performance, and recommended as participants those executive officers who are in positions most responsible for the success of the Company. Each member of the executive management group was designated by the Compensation Committee as a participant in a specific annual incentive plan during the last fiscal year.

  Long-Term Incentive Bonus Plans

     The Company's Chief Executive Officer and Chief Financial Officer also participate in certain Senior Executives' Long-Term Incentive Bonus Plans which are intended to motivate and reward sustained performance. Mr. Hall, the Company's former President, had been a participant in such plans, but his participation terminated upon his resignation. Under each of these plans an incentive bonus is paid if a designated earnings per share goal is met during the designated performance period of three or more fiscal years. Such incentive bonus payments, in each case, are determined by applying a percentage, based upon achievement, of the applicable earnings per share goals, to the base salaries of the participants. During the last fiscal year the designated officers participated in senior executives' long-term incentive plans adopted in previous fiscal years.

     During the 2001 fiscal year, the Company did not adopt a performance plan under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year period up to and including the Company's fiscal year to be ended January 24, 2003. However, in March 2001, the Company did adopt such a performance plan, pursuant to which each participant would receive a bonus equal to a percentage of his base salary for the final year of the performance period if, and to the extent, the Company's earnings per share during the performance period reach or exceed the required goal. Any such bonus would be payable in cash and Common Stock.

  Stock Plan

     The 1997 Executive Stock Plan is intended to act as an incentive to enhance shareholder value by providing to plan participants an opportunity to benefit from increases in the value of the Common Stock.

     Participation under the 1997 Executive Stock Plan is limited to executive officers and other selected key employees of the Company and its subsidiaries. The Company granted an aggregate of 482,000 options under the 1997 Executive Stock Plan on May 16, 2000, and an aggregate of 1,000 restricted stock grants on November 20, 2000.

  Retirement Plans

     The retirement plans in the Company's executive compensation program, including the Supplemental Executive Retirement Plan (the "Retirement Plan") and the Profit Sharing Plan, are intended to encourage and reward long-term employment with the Company.

     The Retirement Plan was adopted on September 30, 1986. Ten of the executive officers, all of those who were fifty-five years of age or younger on the date of adoption of the Retirement Plan, are participants under the Retirement Plan.

     The Profit Sharing Plan is a contributory plan for the benefit of substantially all employees of the Company. Each of the executive officers is a participant under the Profit Sharing Plan. Participants may make limited contributions under the Profit Sharing Plan by salary reduction. Contributions by the Company under the Profit Sharing Plan include those required to match a portion of a participant's contribution and may include limited additional contributions within the discretion of the Board of Directors. The Company's discretionary contribution to the Profit Sharing Plan for the last fiscal year is allocated among the participants based upon the relative salaries of the participants.

  Compensation of the Chief Executive Officer

     Mr. David H. Hughes, the Company's Chairman of the Board and Chief Executive Officer, is eligible to participate in the same components of the executive officers' compensation program available to the other executive officers described above, and the determination of the Compensation Committee with respect to Mr. Hughes' compensation was made in the manner outlined above with respect to the executive officers. During the last fiscal year the Compensation Committee implemented an increase in Mr. Hughes' base salary from $300,000 to $340,000 in order to compensate him in a manner more consistent with his responsibilities. The Compensation Committee believes that Mr. Hughes' base salary is conservative in comparison to his peers in the industry. For the last fiscal year Mr. Hughes' annual compensation was $340,000, as Mr. Hughes did not earn a bonus under the annual incentive plan. Furthermore, Mr. Hughes earned a bonus payment under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ended January 26, 2001. During the last fiscal year, Mr. Hughes also received a grant of 22,500 stock options pursuant to the 1997 Executive Stock Plan.

  Conclusion

     The Compensation Committee believes that the policies articulated above will continue to ensure that the interests of the Company's executive management group are tied to the interests of the Company's shareholders.

     Submitted by the Compensation Committee of the Board of Directors.

                            H. Corbin Day, Chairman
                                John D. Baker II
                              Robert N. Blackford
                               William P. Kennedy

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The Company's compensation program for executive management includes base salaries, annual and long-term performance based on incentive bonus plans, stock plans and retirement plans. The compensation of each executive officer was established by the Board of Directors acting upon the recommendations of the Compensation Committee. With respect to each executive officer, base salary and selected other components of the compensation package are integrated on an individual basis in an effort to carry out the Company's executive compensation policy.

     The following table sets forth the annual, long-term and other compensation for the Company's Chief Executive Officer and each of the other four most highly compensated executive officers (the "named executives") during the last fiscal year, as well as the total annual compensation paid to each individual for the two previous fiscal years.

                                                                      LONG TERM COMPENSATION
                                                 ANNUAL         ----------------------------------
                                              COMPENSATION      RESTRICTED   SECURITIES
                                            -----------------     STOCK      UNDERLYING     LTIP       ALL OTHER
                                   FISCAL   SALARY     BONUS      AWARDS     OPTIONS/SAR   PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR      ($)       ($)       ($)(1)       AWARDS        ($)         ($)(2)
---------------------------        ------   -------   -------   ----------   -----------   -------    ------------
David H. Hughes..................   2001    340,000         0          0       22,500      142,432(3)    5,345
  Chairman of the Board, Chief      2000    300,000   150,000    390,040            0      133,536(4)    2,916
  Executive Officer and President   1999    280,000   113,075          0            0      280,000(5)    6,498
Michael L. Stanwood..............   2001    200,000   200,000          0       20,000            0       5,265
  Group President                   2000    200,000   200,000          0            0            0       3,569
                                    1999    200,000   167,917    156,000            0            0           0
Gradie E. Winstead, Jr...........   2001    200,000   160,000          0       20,000            0       3,871
  Vice President and                2000    175,000   154,584    195,020          500            0       3,050
  Group President                   1999    155,000   155,000          0          500            0       2,960
Clyde E. Hughes III..............   2001    185,000   143,375          0       20,000            0       4,190
  Vice President and                2000    165,000   187,000    195,020            0            0       2,612
  Group President                   1999    155,000   155,000          0          500            0       2,800
A. Stewart Hall, Jr.(6)..........   2001    300,000         0          0       22,500      125,676(3)    6,612
                                    2000    260,000   130,000    390,040            0      115,732(4)    2,758
                                    1999    240,000    96,922          0            0      240,000(5)    4,479

---------------
(1) The amounts in this column are calculated by multiplying the number of shares awarded by the closing price of the Common Stock on the date of grant as reported by the New York Stock Exchange. The aggregate number and value of restricted shares of Common Stock held by each individual appearing in the table above at January 26, 2001 is set forth below:

                                                   AGGREGATE NUMBER OF    AGGREGATE VALUE OF
NAME                                                RESTRICTED SHARES     RESTRICTED SHARES+
----                                               -------------------    ------------------
David H. Hughes..................................        16,296                $279,476
Michael L. Stanwood..............................        10,000                 171,500
Gradie E. Winstead, Jr. .........................        13,148                 225,488
Clyde E. Hughes III..............................        13,148                 225,488
A. Stewart Hall, Jr. ............................        26,296                 450,976

---------------
  + Calculated by multiplying the aggregate number of shares of restricted
    Common Stock held by the named individual on January 26, 2001 by $17.15, the closing price of the Common Stock on such date as reported by the New York Stock Exchange. The individuals named above will receive any dividends declared with regard to the shares of restricted stock received by them.

(2) Includes the amounts indicated below for the 1999, 2000 and 2001 fiscal years: (i) the cost of premiums paid by the Company for life insurance provided to the name executive; and (ii) matching contributions made to the accounts of the named executive in the Profit Sharing Plan.

                                            2001        2000        1999          2001           2000           1999
                                          INSURANCE   INSURANCE   INSURANCE     MATCHING       MATCHING       MATCHING
EXECUTIVE                                  PREMIUM     PREMIUM     PREMIUM    CONTRIBUTION   CONTRIBUTION   CONTRIBUTION
---------                                 ---------   ---------   ---------   ------------   ------------   ------------
David H. Hughes.........................   $2,762       $ 83       $1,823        $2,583         $2,833         $4,675
Michael L. Stanwood.....................    1,688        696            0         3,577          2,873              0
Gradie E. Winstead, Jr. ................    1,321        235        1,010         2,550          2,815          1,950
Clyde E. Hughes III.....................    1,640        212        1,250         2,550          2,400          1,550
A. Stewart Hall, Jr. ...................    2,904        162        2,048         3,708          2,596          2,431

(3) Bonus payments under the Senior Executives' Long-Term Bonus Plan for the three fiscal year performance period ended January 26, 2001.

(4) Bonus payments under the Senior Executives' Long-Term Bonus Plan for the three fiscal year performance period ended January 28, 2000.

(5) Bonus payments under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ended January 29, 1999.

(6) Mr. Hall resigned as President and Chief Operating Officer and as a Director of the Company, effective March 28, 2001. See "Change-in-Control and Severance Arrangements."

BONUS PLANS

     The Company has annual incentive plans for members of its executive management, and for its sales, branch and department managers and other key employees. Bonuses are awarded under the annual incentive plans upon achievement of required performance goals by applying the percentage provided for under such plans to the base salaries of members of its executive management. Individual bonuses may also be awarded to executive management and other key employees by the Board of Directors based upon job performance or other criteria within the discretion of the Board of Directors.

     The Company also has long-term performance based incentive bonus plans to provide incentive compensation to reward selected key senior executives for achieving specified Company performance goals. The Chief Executive Officer and the Chief Financial Officer are the selected participants in the Senior Executives' Long-Term Incentive Bonus Plans for fiscal years 2001 and 2002. Mr. Hall, the Company's former President, had been a participant in the plans for fiscal years 2001 and 2002, but his participation terminated upon his resignation. Each of these plans is a performance plan providing for the payment of an incentive bonus at the end of the three fiscal year performance period if the Company's earnings per share criteria in the plan are met.

     The Senior Executives' Long-Term Incentive Bonus Plans for fiscal years 2001 and 2002 were adopted by the Board of Directors on March 18, 1998 and March 22, 1999, respectively, and were incorporated into the Senior Executives' Long-Term Incentive Bonus Plan approved by the shareholders at the 1994 Annual Meeting and amended on January 25, 1996. Each such plan provides for payments based upon cumulative growth in the Company's earnings per share during the three fiscal year performance periods ending with January 26, 2001 and January 25, 2002, respectively. Under each of the plans, the participants would receive a bonus of from 25% to 100% of base salary for the final year of the performance period if the Company achieves the required earnings per share for such performance period.

     Any bonus earned would be paid in equal portions of cash and shares of Common Stock of the Company at the fair market value on the final day of the applicable performance period. Under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ending January 26, 2001, the Company achieved the earnings required for the payment of bonuses equal to approximately 42% of the base salary for each participant. The payouts under such plan aggregated $341,419 and, in accordance with the plan, were paid one half in cash and one half in shares of Common Stock of the Company valued on the fair market value of the stock on the last day of the 2001 fiscal year.

     In March 2001, the Company adopted a Senior Executives' Long-Term Incentive Bonus Plan for fiscal year 2003.

     Under the Senior Executives' Long-Term Incentive Bonus Plan, as amended on January 25, 1996, the Compensation Committee, in its sole discretion, may establish separate performance plans and designate the performance periods, goals, participants and bonus payments to be made under such plans if the required performance goals are achieved.

STOCK OPTION PLANS

     The 1997 Executive Stock Plan authorizes the granting of incentive stock options and non-qualified options, both of which are exercisable for shares of Common Stock, and also permits the granting of stock appreciation rights ("SARs") either alone or in conjunction with the granting of options. Under the 1997

Executive Stock Plan, the number of shares of Common Stock reserved for use is 1,750,000 and the number of shares which may, but need not be, granted as restricted shares of Common Stock is 875,000. As of March 28, 2001, the 1997 Executive Stock Plan authorizes the granting of options, in addition to those currently outstanding, for the purchase of up to 659,279 shares of Common Stock by any Key Employee (as defined in the 1997 Executive Stock Plan) of the Company. Under the 1997 Executive Stock Plan, options may be granted at prices not less than market value on the date of grant, but prices for incentive stock options granted to employees who own more than 10% of the Common Stock must be granted at least 110% of such market value. Options may be granted from to time through the earlier of December 31, 2006 or the date upon which all of the stock reserved under the 1997 Executive Stock Plan has been issued or no longer is available for use under the 1997 Executive Stock Plan. Such options may be exercisable for up to 10 years from the date of grant, except in the case of employees owning more than 10% of the Common Stock, for whom incentive stock options may be exercisable only up to 5 years from the date of grant. The 1997 Executive Stock Plan permits the granting of incentive stock options and other stock options, restricted stock and the granting of SARs either alone or in conjunction with the granting of options. As of March 28, 2001, 526,379 shares are available for grants of restricted stock. Under the terms of the 1997 Executive Stock Plan, the Compensation Committee of the Board of Directors has the authority, solely within its discretion, to determine the terms of and to make grants of any additional options under the 1997 Executive Stock Plan. The Compensation Committee granted an aggregate of 482,000 options on May 16, 2000. The Compensation Committee granted an aggregate of 1,000 restricted stock grants on November 20, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning options granted to the named executives during the fiscal year ended January 26, 2001:

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF
                                                                                                STOCK PRICE
                                                                                             APPRECIATION FOR
                                  INDIVIDUAL GRANTS(1)                                        OPTION TERM(2)
----------------------------------------------------------------------------------------   ---------------------
                                 NUMBER OF      PERCENT OF TOTAL
                                SECURITIES      OPTIONS GRANTED    EXERCISE
                                UNDERLYING      TO EMPLOYEES IN     PRICE     EXPIRATION
NAME                          OPTIONS GRANTED     FISCAL YEAR       ($/SH)       DATE        5%($)      10%($)
----                          ---------------   ----------------   --------   ----------   ---------   ---------
David H. Hughes.............      22,500              4.67%         $18.75      5/16/10    $265,315    $672,360
Michael L. Stanwood.........      20,000              4.15%         $18.75      5/16/10     235,835     597,653
Gradie E. Winstead, Jr......      20,000              4.15%         $18.75      5/16/10     235,835     597,653
Clyde E. Hughes III.........      20,000              4.15%         $18.75      5/16/10     235,835     597,653
A. Stewart Hall, Jr.........      22,500              4.67%         $18.75      5/16/10     265,315     672,360

---------------
(1) Each of these options was granted pursuant to the Company's 1997 Executive Stock Plan and is subject to the terms of such plan. All of these options vested on May 16, 2000.

(2) Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if they were exercised at the end of the option term. The assumed 5% and 10% rates of stock appreciation are based on appreciation from the exercise price per share. These rates are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall stock market conditions and the option holders' continued employment through the vesting period.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table summarizes options exercised during the fiscal year ended January 26, 2001 and presents the value of unexercised options held by the named executives at fiscal year end:

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT               IN-THE-MONEY OPTIONS
                           SHARES                        JANUARY 26, 2001(#)        AT JANUARY 26, 2001($)(1)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
David H. Hughes........       0             0           99,150            0          229,241           0
Michael L. Stanwood....       0             0           33,900            0                0           0
Gradie E. Winstead,
  Jr...................       0             0           53,248          500           97,088           0
Clyde E. Hughes III....       0             0           46,400            0           54,750           0
A. Stewart Hall, Jr....       0             0          111,774            0          339,487           0

---------------
(1) The value of unexercised in-the-money options represents the aggregate amount of the excess of $17.15, the closing price for a share of Common Stock on January 26, 2001, over the relevant exercise price of all "in-the-money" options held on such date.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company has Supplemental Executive Retirement Plan Agreements with certain of its executive officers providing for the payment by the Company of supplemental retirement compensation in addition to any compensation paid under the Company's other benefit programs. The Company is obligated to pay supplemental retirement compensation, pursuant to the Supplemental Retirement Plan Agreements, to each of such officers (i) after retirement of such executive officer from the service of the Company, or (ii) upon such officer's total disability while in the employ of the Company, provided such disability continues until the executive officer's normal retirement date. Supplemental retirement compensation will be based upon the salary portion of such executive officer's annual compensation (not including any bonus or other compensation) for the final year of employment prior to retirement, or for the final year of employment prior to the disability preceding disability retirement, as the case may be, ("final salary"), and will be payable monthly following such retirement for a period of 15 years. The rate per annum of supplemental retirement compensation in the case of retirement or disability retirement at age 65 shall be equal to 35% of final salary or, in the case of early retirement or early disability retirement with the approval of the Company prior to age 65 but not earlier than age 55, shall be reduced proportionately from 96% of 35% of final salary upon retirement at age 64 to 60% of 35% of final salary upon retirement at age 55. Death benefits are payable under each of the agreements in the event of death while employed by the Company but prior to disability retirement. Death benefits are payable monthly for a period of 10 years after death at the rate per annum equal to 35% of final base salary. Benefits under the Supplemental Executive Retirement Plan Agreements are totally nonvested, unfunded retirement and death benefits. Based on their annual compensation through the end of the Company's fiscal year ended January 26, 2001 and assuming normal retirement age has been attained, the current named executive officers would be entitled to projected annual payments under the Supplemental Executive Retirement Plan Agreements as follows: Mr. David H. Hughes, $119,000; Mr. Clyde E. Hughes, $64,750; and Mr. Gradie E. Winstead, Jr., $70,000. Mr. Michael L. Stanwood is not a party to a Supplemental Executive Retirement Plan Agreement with the Company.

CASH OR DEFERRED PROFIT SHARING PLAN

     The Profit Sharing Plan is for the benefit of substantially all employees of the Company and its subsidiaries. Putnam Investments is trustee of the Profit Sharing Plan. The Profit Sharing Plan is administered by an administrative committee appointed by the Company's Board of Directors. Eligible employees may contribute to the Profit Sharing Plan by salary reduction, and before imposing federal income taxes, from 2% to 15% of their cash compensation up to a maximum of $9,500 per year as adjusted for inflation ($10,500 for 2001). On employee contributions of up to 6% of the employee's cash compensation, the Company will contribute a matching contribution of 50% of the employee's contribution. Additional discretionary contributions by the Company, which may be either a fixed dollar amount of a percentage of profits, may be made to the Profit Sharing Plan at the discretion of the Company's Board of Directors, but all employee and Company contributions may not exceed the maximum amount deductible for federal income tax purposes. Allocations of discretionary Company contributions are made to the accounts of active participants on the basis of their compensation. The full amounts credited to their accounts (valued in accordance with the Profit Sharing Plan) are distributed to participants upon their death or retirement. For participants who cease to be employees prior to death or retirement, the amounts distributed are 100% of the participant's contribution account and the vested percentage of the participant's Company contribution account based upon the participant's period of service as follows: less than 3 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years, 80%; 7 years or more, 100%. The Company did not contribute to the Profit Sharing Plan during the fiscal year ended January 26, 2001.

CHANGE-IN-CONTROL AND SEVERANCE ARRANGEMENTS

     In December 1999 the Company entered into agreements with each of the current named executives that provide for severance payments in the event of termination of their employment with the Company following a "change in control" of the Company if such termination is by the Company without cause or by the named executive for "good reason." The agreements have a two-year term that, in the event of a change in control of the Company during such term, extends to sixty days following twenty-four months after the change in control. In the event of such a termination by the named executive for good reason or by the Company without cause during the term of the agreement and within twenty-four months following the change in control, the named executive is entitled to receive a lump sum severance payment within fifteen days following termination equal to the lesser of (1) the product of three times the average annual compensation (including base salary, bonuses, fringe benefits and deferred compensation) paid to the named executive during the three-year period prior to the termination date (or, if higher, in effect prior to the event constituting "good reason") or (2) one dollar less than three times the named executive's annualized includible compensation for income tax purposes during the five-year period preceding the change in control. In general, a "change in control" under the agreements is defined as the acquisition of 49% of more of the voting power of the Company's common stock, the current Directors ceasing to be a majority of the Directors within a twenty-four month period, or the sale of substantially all of the Company's assets by or merger of the Company. "Good reason" for the named executives to terminate employment under the agreements is generally any reduction in compensation, loss of title or position, significant diminution of duties and responsibilities or relocation requirement.

     In connection with Mr. Hall's resignation effective March 28, 2001, as President and Chief Operating Officer and a Director of the Company, the Board approved a retirement agreement with Mr. Hall. The agreement provides in material part that, without further employment by the Company, Mr. Hall is to receive (a) continued payment of his regular base salary through January 31, 2003, (b) payment thereafter pursuant to his Supplemental Executive Retirement Plan Agreement ($95,550 per year for 15 years), and (c) a lump sum payment of $978,000 for the cancellation of 26,296 shares of restricted stock (valued at their award price) awarded to him under the 1997 Executive Stock Plan, and to compensate him for the income tax effect of receiving such lump sum payment. In addition, Mr. Hall and his spouse will continue to be covered under the Company's group health plan through January 1, 2003 and subsequently will be provided selected health care benefits up to age 65. The Company will also transfer to Mr. Hall his life insurance policy and continue to pay the annual premium on the policy until the earlier of his death, his termination of the policy or the completion of 15 years of premium payments (including payments made prior to the agreement). The agreement includes Mr. Hall's covenant not to compete with or solicit employees of the Company throughout the United States for a period of two years and not to use or disclose confidential information of the Company. In addition, the agreement includes a mutual release of Mr. Hall and the Company of certain other rights arising prior to the date of his resignation.

OTHER BENEFITS

     The Company provides a group term life insurance benefit equal to two times base annual pay up to a maximum of $680,000 its executive and certain management employees who meet eligibility requirements. Other key employees have a maximum group term life insurance benefit of $100,000, based on one times base annual pay.

CASH COMPENSATION OF DIRECTORS

     Nonemployee Directors of the Company receive an annual retainer of $20,000 and attendance fees of $1,000 for each Board meeting attended in person or by telephone conference. For each meeting of a committee of the Board of Directors such nonemployee Directors receive an attendance fee of $500 for attendance in person or by telephone conference. Directors who are employees of the Company do not receive directors' or committee members' fees. John D. Baker II, Robert N. Blackford, H. Corbin Day and William P. Kennedy served as nonemployee Directors and received nonemployee Director's fees during the fiscal year ended January 26, 2001.

DIRECTORS' STOCK OPTION PLAN

     Each of the nonemployee Directors is a participant in the Directors' Plan. Under the Directors' Plan, options for the purchase of Common Stock are granted to the participants on the date of each annual meeting of the Board of Directors following each annual meeting of the shareholders. Under the Directors' Plan, as amended through 1999, options may be granted with respect to 302,500 shares, and options with respect to an aggregate of 20,000 shares are granted following each annual meeting of the shareholders to be equally divided among the participants. Options granted under the Directors' Plan are granted for the purchase of shares at a purchase price of 100% of the current market value of the Common Stock on the date of the grant and expire 10 years after the date of the grant or earlier in the event of termination of service as a nonemployee Director or under the circumstances set forth in the Directors' Plan. Such options are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"). During the last fiscal year, options with respect to an aggregate of 20,000 shares divided equally between the four nonemployee Directors (who served as Directors for the entire fiscal year), were granted at a purchase price of $18.75 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     As indicated in the Compensation Committee Report on Executive Compensation set forth elsewhere in this Proxy Statement, David H. Hughes, the Chairman of the Board and Chief Executive Officer of the Company, consulted with the Compensation Committee with respect to the compensation of the executive management group and submitted to the Compensation Committee his recommendation for compensation of the other members of the group. Mr. Hughes, who is not a member of the Compensation Committee, consulted with the Compensation Committee and provided his recommendation at the Compensation Committee's request.

     Robert N. Blackford, a Director of the Company and a member of the Compensation Committee, is a member of the law firm of Holland & Knight LLP which served as counsel to the Company during the fiscal year ended January 26, 2001.

CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Company and certain of its subsidiaries lease certain buildings and properties from Hughes, Inc., a company of which David H. Hughes, Vincent S. Hughes and Russell V. Hughes (formerly an executive officer of the Company) are the officers and directors, and in which each owns a one-third interest. During the last fiscal year 14 such leases were in effect in Florida. Each lease was entered into prior to March 11, 1992 and was renewed effective as of April 1, 1998, except for one lease that was not renewed that is currently on a month-to-month basis. Such leases typically relate to branch facilities including buildings ranging in size from approximately 15,000 to 116,000 square feet together with outside parking and storage areas ranging in size from approximately 35,000 square feet to several acres. The two largest buildings leased from Hughes, Inc. are the Orlando Electric sales branch facility which is approximately 116,000 square feet and the Orlando Plumbing sales branch facility which is approximately 64,000 square feet.

     Under leases in effect during the fiscal year ended January 26, 2001, the Company and its subsidiaries made rental payments to Hughes, Inc. aggregating $1,283,895. The Company also pays real estate taxes, building insurance and repairs, other than structural repairs, with respect to the leased properties. During the last fiscal year the Company paid real estate taxes and building insurance on the leased properties of $202,229 and $11,100, respectively. Maintenance repairs paid by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     The Company leases certain buildings and properties from SWS-TX Realty, Inc. ("SWS-TX Realty"), Jem-Realty, LLC ("Jem-Realty"), SWS-GA Realty, Inc. ("SWS-GA Realty") and SJ Limited Partnership ("SJ Partnership"). H. Corbin Day and Michael L. Stanwood are the sole shareholders of SWS-TX Realty and SWS-GA Realty, and Jem-Realty is a wholly-owned subsidiary of Jemison. Michael L. Stanwood is a limited partner of SJ Partnership and a director of Jemison. During the last fiscal year, seven such leases were in effect with respect to five locations in Texas, one location in Georgia, and one location in North Carolina. Five of the leases except one were entered into on May 13, 1996. All of the leases except one will expire on May 12, 2002. One of the leases pertains to a property located in Texas and was entered into on July 1, 1998 and expired on June 30, 2000. The remaining lease in Texas was entered into on May 1, 1999 and will expire on April 30, 2004. Each lease typically relates to branch facilities ranging in size from approximately 15,000 to 44,500 square feet, together with outside storage and parking. Under leases in effect during the fiscal year ended January 26, 2001, the Company made rental payments to SWS-TX Realty, Jem-Realty, SWS-GA Realty and SJ Partnership aggregating $581,357. During the last fiscal year, the Company paid aggregate real estate taxes and building insurance on the leased properties of $52,806 and $3,158 respectively. The Company also pays for repairs, other than structural repairs, with respect to the leased properties. Maintenance repairs paid by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     During the fiscal year ended January 26, 2001, the Company purchased approximately $603,019 worth of merchandise from Jasper Lee Enterprises, Inc. ("Jasper Enterprises"). Jasper Enterprises sells promotional and other marketing related items. Diane E. Holland, wife of Jasper L. Holland, Jr., a Vice President and Group President of the Company, is the sole shareholder of Jasper Enterprises.

     During the fiscal year ended January 26, 2001, the Company purchased approximately $1,001,558 in goods and services from Travel Concepts in connection with travel services provided to the Company. Travel Concepts is owned jointly by Gradie E. Winstead, Jr. a Vice President and Group President of the Company, and his wife Tara Winstead. Mr. Winstead is also a Director and Vice President of Travel Concepts.

     The Company believes that the terms of the transactions described above are at least as favorable to the Company as those which could have been obtained from unrelated parties.

     Robert N. Blackford, a Director of the Company, is a member of the law firm of Holland & Knight LLP which served as counsel to the Company during the fiscal year ended January 26, 2001.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares during the five year period ended January 26, 2001, the yearly percentage change in the cumulative total shareholder return of the Company's Common Stock with the cumulative total return of the S&P SmallCap 600 and the cumulative total return of an industry group consisting of those peer group companies identified in the graph which have been selected by the Company as reporting companies whose lines of business are comparable to those of the Company.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG HUGHES SUPPLY, INC., THE S&P SMALLCAP 600 INDEX
                                AND A PEER GROUP

                                                   HUGHES SUPPLY, INC.          S&P SMALLCAP 600               PEER GROUP
                                                   -------------------          ----------------               ----------
1/96                                                     100.00                      100.00                      100.00
1/97                                                     121.78                      123.07                      116.65
1/98                                                     174.12                      149.06                      146.43
1/99                                                     136.83                      154.22                      146.83
1/00                                                      96.37                      170.11                      130.81
1/01                                                      97.84                      196.26                      158.65

* $100 INVESTED ON 1/31/96 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JANUARY 31.

       PEER GROUP
       ----------------
       Building Materials Holding Corp.
       A.M. Castle & Co.
       Centex Corp.
       Florida Rock Industries, Inc.
       W.W. Grainger, Inc.
       Industrial Distribution Group, Inc.
       Lawson Products, Inc.
       Lennar Corporation
       Noland Company
       SCP Pool Corp.
       Watsco Inc.
       Wesco International, Inc.

                       BOARD OF DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS' MEETINGS AND ATTENDANCE

     During the last fiscal year, the Board of Directors of the Company held a total of five meetings. Each member of the Board of Directors attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors, and
(ii) the total number of meetings held by all committees of the Board of Directors on which he served, except that Mr. Kennedy attended less than 75% percent of the meetings of the Audit Committee during fiscal 2001.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has standing Executive, Audit, Compensation, Long-Term Incentive Plan, and Directors' Stock Option Plan Committees. The memberships of the standing committees of the Board of Directors are listed in the Directors' biographies set forth below under "Election of Directors." The Company does not have a nominating committee.

     The Executive Committee acted one time by written consent during the last fiscal year to approve the merger of certain subsidiaries. The Executive Committee has authority to act on matters of general corporate governance when the Board of Directors is not in session.

     The Audit Committee met five times during the last fiscal year (including one action by written consent). At its meetings, the Audit Committee appointed the Company's independent auditors for fiscal 2001, reviewed the reports of the Company's internal audit staff, reviewed the professional services provided by the independent auditors together with the range of audit and nonaudit fees, reviewed and adopted a written charter, reviewed the Company's proxy statement and Form 10-K, and reviewed quarterly earnings releases. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. All members of the Audit Committee are "independent" as such term is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

     The Compensation Committee met five times during the last fiscal year (including one action by written consent) and reviewed and made recommendations to the Board of Directors with respect to the compensation of members of the Company's executive management group. It also issued stock options and restricted stock grants under the 1997 Executive Stock Plan. Information with respect to the Compensation Committee's recommendation for the last fiscal year is set forth elsewhere in this Proxy Statement under "Compensation Committee Report on Executive Compensation."

     The Long-Term Incentive Plan Committee met once during the last fiscal year to approve pay-out under the fiscal 2001 plan and to consider alternatives to the existing plan. The Long-Term Incentive Plan Committee was established on January 25, 1996, pursuant to an amendment to the Senior Executives' Long-Term Incentive Plan, to administer the plan and any separate performance plans adopted thereunder. It is the duty of the Long-Term Incentive Plan Committee to interpret the plan and to establish and administer separate performance plans under the plan, including the designation of applicable performance periods, the selection of participants, the establishment and application of performance goals and the determination of performance bonus payments under such plans.

     The Directors' Stock Option Plan Committee has the authority to interpret the provisions of the Directors' Plan. The Directors' Stock Option Plan Committee did not meet during the last fiscal year.

FAMILY RELATIONSHIPS BETWEEN CERTAIN DIRECTORS AND EXECUTIVE OFFICERS

     The following family relationship exists between Directors and executive officers of the Company:

              David H. Hughes and Vincent S. Hughes are brothers.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Company's Restated Articles and Bylaws provide that the Board of Directors of the Company shall be divided into three approximately equal classes of Directors. The Company's Board of Directors is currently comprised of six Directors, with each class consisting of two Directors. Each Director is elected for a three-year term, with one class of Directors being elected at each annual meeting of shareholders. Following the resignation of Mr. Hall as a Director, the Board set the number of Directors at six and restructured the classification the Board so that each class would have two Directors. As a result, Mr. William
P. Kennedy was added to the class of Directors whose term is expiring at the 2001 Annual Meeting.

     The Board of Directors has nominated John D. Baker II and William P. Kennedy for election as Directors at the Annual Meeting. Messrs. Baker and Kennedy currently are members of the Board of Directors and have consented to serve as Directors if elected. If elected at the Annual Meeting, Messrs. Baker and Kennedy will serve until the 2004 Annual Meeting and until the election and qualification of their respective successors or until their earlier death, resignation or removal.

VOTING INFORMATION WITH REGARD TO THE ELECTIONS PROPOSAL

     It is the intention of the persons named as proxies to vote the proxies FOR the election to the Board of Directors of the nominees named above, unless a shareholder directs otherwise. In the event that a vacancy (which is not anticipated) arises prior to the Annual Meeting, the proxy may be voted for a substitute nominee designated by the Board of Directors.

     The affirmative vote of a plurality of the votes cast by the holders of Common Stock will be required to elect the nominees as Directors of the Company for the ensuing three year term. Abstentions and broker non-votes will have no effect on the outcome of the voting to elect the Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

DIRECTOR INFORMATION

     Set forth below is information concerning the nominees to be elected at the Annual Meeting for a three-year term expiring at the 2004 Annual Meeting, as well as certain information concerning the Directors whose terms extend beyond the Annual Meeting. Set forth below with respect to each director or director nominee is his name, age, principal occupation and business experience for the past five years and length of service as a Director.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

JOHN D. BAKER II
AGE: 52

     Mr. Baker has served as a Director of the Company since March 1994. Mr. Baker also serves as a member of the Company's Compensation, Directors' Stock Option Plan, Long-Term Incentive Plan and Audit Committees. Mr. Baker currently serves as President, Chief Executive Officer and director of Florida Rock Industries, Inc. Mr. Baker also serves as a director of Patriot Transportation Holding, Inc. Mr. Baker's term as a director of the Company expires at the 2001 Annual Meeting.

WILLIAM P. KENNEDY
AGE: 57

     Mr. Kennedy has served as a Director since March 1999. Mr. Kennedy currently serves as Chief Executive Officer of Nephron Pharmaceuticals Incorporated, a manufacturer of sterile pharmaceutical products. Mr. Kennedy serves as a member of the Company's Compensation, Long-Term Incentive Plan and Audit Committees. From 1981 to 1997, Mr. Kennedy served as Chairman and Chief Executive Officer of Rotech Medical, a home health services company. Mr. Kennedy's term as a Director of the Company expires at the 2001 Annual Meeting.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

ROBERT N. BLACKFORD
AGE: 64

     Mr. Blackford has served as a Director since December 1970 and served as the Company's Secretary from February 1974 to May 1997. Mr. Blackford also serves as a member of the Company's Compensation, Directors' Stock Option Plan and Long-Term Incentive Plan Committees. Mr. Blackford is an attorney in Orlando, Florida with the law firm of Holland & Knight LLP, the successor to the law firm of Maguire, Voorhis & Wells, P.A., where he has practiced since 1968. Mr. Blackford's term as a Director of the Company expires at the 2003 Annual Meeting.

H. CORBIN DAY
AGE: 63

     Mr. Day has served as a Director of the Company since October 1996. Mr. Day currently serves as Chairman of Jemison Investment Co., Inc. Mr. Day serves as a member of the Company's Compensation, Directors' Stock Option Plan, Long-Term Incentive Plan and Audit Committees. Mr. Day is also a member of the Board of Directors of Protective Life Corporation. Mr. Day's term as a Director of the Company expires at the 2003 Annual Meeting.

DAVID H. HUGHES
AGE: 57

     Mr. Hughes has served as the Company's Chairman of the Board and Chief Executive Officer since November 1986, as its President and Chief Operating Officer since March 2001, and as a Director since August 1968. Mr. Hughes also serves as a member of the Company's Executive Committee. Mr. Hughes served as President of the Company from June 1972 to March 1994. Mr. Hughes is also a director of SunTrust Banks, Inc. and Brown & Brown, Inc. Mr. Hughes' term as a Director of the Company expires at the 2002 Annual Meeting.

VINCENT S. HUGHES
AGE: 60

     Mr. Hughes has served as Vice President of the Company since April 1972 and as a Director since April 1966. Mr. Hughes also serves as a member of the Company's Executive Committee. Mr. Hughes' term as a Director of the Company expires at the 2002 Annual Meeting.

                             AUDIT COMMITTEE REPORT

     In connection with the preparation of the Company's Annual Report for the year ended January 26, 2001:

     - The Audit Committee reviewed and discussed the audited financial statements with management;

     - The Audit Committee discussed with the independent auditors the material required to be discussed by SAS 61; and

     - The Audit Committee reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Annual Report for the year ended January 26, 2001.

     Submitted by the Audit Committee of the Board of Directors.

                                John D. Baker II
                                 H. Corbin Day
                               William P. Kennedy

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP served as the Company's independent auditors for the fiscal year ended January 26, 2001. The Company has engaged PricewaterhouseCoopers LLP as its auditors for fiscal year ending January 25, 2002, subject to fee negotiation. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     AUDIT FEES. PricewaterhouseCoopers LLP billed the Company $219,250, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended January 26, 2001, and the reviews of the interim financial statements included in the Company's Forms 10-Q filed during the fiscal year ended January 26, 2001.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION
FEES. PricewaterhouseCoopers LLP provided no professional services to the Company of the nature described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended January 26, 2001.

     ALL OTHER FEES. PricewaterhouseCoopers LLP billed the Company $678,799, in the aggregate, for all other services rendered by them (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended January 26, 2001.

     The Audit Committee considered whether PricewaterhouseCoopers' provision of the above non-audit services is compatible with maintaining such firm's independence

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Shareholders who wish to submit a proposal for consideration at the 2002 Annual Meeting should submit the proposal in writing to the Company at the address set forth on page 1 of this Proxy Statement. A proponent of a proposal is required to have been a record or beneficial owner of at least 1% or $2,000 in market value of Common Stock of the Company for a period of at least one year and must continue to own such securities through the date on which the 2002 Annual Meeting is held. The Company has the right to request documentary support (as provided in Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act) of the proponent's ownership claim within 14 calendar days after receipt of the proposal, and the proponent shall furnish appropriate documentation within 14 days after receiving such request. Proposals must be received by the Company on or before December 14, 2001 for inclusion in next year's proxy materials. Shareholders who intend to present a proposal at the 2002 Annual Meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company in accordance with the By-Laws no later than January 15, 2002. Shareholders who submit proposals must, in all other respects, comply with Rule 14a-8 under the Exchange Act.

                                 MISCELLANEOUS

     The Board of Directors does not intend to present and knows of no other person who intends to present any matter of business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgment.

     The Company will bear the costs of preparing and mailing the Proxy Statement, proxy card and other material that may be sent to shareholders in connection with this solicitation. In addition to solicitations by mail, officers and other employees of the Company may solicit proxies personally or by telephone or telegram.

                                          By Order of the Board of Directors

                                          [/s/ Benjamin P. Butterfield]
                                          BENJAMIN P. BUTTERFIELD
                                          General Counsel and Secretary

Orlando, Florida
April 12, 2001

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE 2001 ANNUAL MEETING IN PERSON ARE REQUESTED TO FILL IN, SIGN AND RETURN THE PROXY FORM AS SOON AS POSSIBLE.

                                                                      APPENDIX A

                              HUGHES SUPPLY, INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

I.  PURPOSE

     The primary function of the Audit Committee (Committee) of Hughes Supply, Inc. (Company) is to assist the Board of Directors (Board) in fulfilling its financial oversight responsibilities. The Committee's primary duties and responsibilities are to:

          Serve as an independent and objective party to monitor the financial reporting process and internal control system of the Company;

          Review and appraise the audit efforts of the independent accountants and internal auditing department; and

          Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board.

II.  COMPOSITION

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, and free from any relationship that, in the opinion of the full Board, would interfere with the exercise of such directors' independent judgment as a member of the Committee. The determination of independence shall be made in accordance with the definition of independence included in, and other provisions of the Rules of the New York Stock Exchange, Inc. (NYSE). All members of the Committee shall have a working familiarity with basic finance and accounting practices and any new member shall become financially literate within a reasonable period of time. At least one member shall have accounting or financial management expertise. The determination of financial literacy and expertise shall be interpreted by the Board.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

     The Committee shall meet at least four times annually or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters the Committee or any of these groups believes should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES

  Document/Reports Review

     The Committee will:

      1. Review and update this Charter annually, or as conditions dictate.

      2. Submit a written affirmation form to the NYSE annually in compliance with the Rules of the NYSE within 30 days of the Company's annual meeting of shareholders.

      3. Review the Company's annual financial statements and any reports or other financial information submitted to the Securities and Exchange Commission or to be made public.

Audit Committee Charter
Page  2

      4. Review with financial management and the independent accountants the Company's Form 10-Q prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

      5. Review the Executive Summaries of the internal reports to management prepared by the internal auditing department.

  Independent Accountants

      6. Recommend to the Board the selection of the independent accountants who are accountable to the Committee and the Board. This selection will consider independence and the effectiveness of the independent accountants. The Committee will approve fees to be paid for services rendered. On an annual basis, the outside auditor will submit a formal written statement delineating all services provided to, and relationships with the Company, and the Committee will review and discuss with the independent accountants these services and all other significant relationships the accountants may have developed with the Company to determine such accountants' independence.

      7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

      8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fairness and accuracy of the Company's financial statements.

  Financial Reporting

      9. In consultation with the independent accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

     10. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     11. Consider and approve only, major changes to the Company's accounting and auditing principles and practices as suggested by the independent accountants, management, or the internal auditing department.

     12. Review with management, the independent accountants and the internal auditors any significant accounting estimates made in management's preparation of the financial statements.

     13. Review separately with the independent accountants and the internal auditing department any significant difficulties encountered during the course of their audits including any restrictions on the scope of work or access to required information.

     14. Review any significant disagreement between management and the independent accountants in connection with the preparation of the financial statements.

     15. Review with the independent accountants other matters related to the conduct of the audit required to be communicated to the Committee under generally accepted auditing standards.

  Ethical and Legal Compliance

     16. Review activities, organizational structure, and qualifications of the internal audit department, including the selection and or discharge of the Director of Internal Audit.

     17. Review, with the Company's counsel, significant legal compliance matters.

     18. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

Audit Committee Charter
Page  3

     19. Review the status of tax returns and tax audits.

     The Committee shall have the power and authority to perform whatever acts it deems necessary to carry out its responsibilities under this Charter, including the authority to undertake investigations into the affairs of the Company in the course of conducting the business of the Committee and to retain such outside advisors, professionals and experts as the Committee shall deem necessary or advisable for the purpose and at the expense of the Company.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF SHAREHOLDERS
                               HUGHES SUPPLY, INC.
                                  MAY 15, 2001





                 Please Detach and Mail in the Envelope Provided

                               HUGHES SUPPLY, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 12, 2001, and does hereby appoint David H. Hughes, Benjamin P. Butterfield and Vincent S. Hughes, and any of them, with full power of substitution, as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of Hughes Supply, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Hughes Supply, Inc. to be held at the principal executive offices of the Company, 20 North Orange Avenue, Suite 200, Orlando, Florida, 32801, at 10:00 a.m., on May 15, 2001 and at any adjournment(s) thereof.

                           TO BE SIGNED ON OTHER SIDE

         PLEASE MARK YOUR
[X]      VOTES AS IN THIS
         EXAMPLE.


Proposal 1.       Election of Directors

[ ] FOR all nominees listed at right          NOMINEES:   Class I
    (except as marked to the contrary below)              Nominees for a
                                                          three-year term
                                                          expiring in 2004:
[ ] WITHHOLD AUTHORITY
    to vote for all nominees listed at right              John D. Baker II
                                                          William P. Kennedy

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_________________________________________





Proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         Shares of Common Stock
__________

PLEASE COMPLETE, DATE AND SIGN AND RETURN THIS PROXY PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF PROPOSAL 1. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.






SIGNATURE(S):                                              Dated: ________, 2001
            ------------------  --------------------------
                                Signature, if held jointly

NOTE: Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.